Exhibit 4.3

THE CRANE CO. NON-OFFICER STOCK OPTION PLAN

1.          Purpose of the Plan.

The Crane Co. Non-Officer Stock Option Plan (the "Plan") has been established by Crane Co. (the "Company") as a broad-based equity compensation program intended to (i) motivate and reward key employees of the Company or its subsidiaries, other than officers or directors, who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; and (ii) further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company and their personal interest in its continued success. It is anticipated that the Company shall make a one-time grant to such key employees of the Company and its subsidiaries as of the effective date of this Plan of options to purchase shares of the Company's common stock, par value $1.00 per share ("Common Stock"), subject to the terms and conditions hereinafter provided ("Options").

2.           Administration of the Plan.

This Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company (the "Board") or by such other committee composed of at least three members of the Board as may be designated by the Board (the "Committee"). The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. No member of the Committee shall be eligible to participate in this Plan. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and employees. The Committee may, subject to compliance with applicable legal requirements, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In the event of any such delegation of authority, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee.

The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3.           Stock Subject to the Plan.

The total number of shares initially authorized to be issued under this Plan shall be 550,000 shares of Common Stock. The number of shares available for issuance under this Plan shall be subject to adjustment in accordance with Section 7 hereof. Such shares shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. Except as provided in Section 5(e) hereof, any shares subject to an Option granted under this Plan that expires or is terminated for any reason without having been exercised in full shall continue to be available for future grants under this Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

4.          Eligibility.

The Committee may in its discretion, as of the effective date of this Plan grant Options to persons who are employees of the Company or any subsidiary in which the Company owns directly or indirectly a majority of the voting stock, excluding any employees who are officers or directors of the Company or of any subsidiary. The maximum number of shares for which Options may be granted under this Plan to any single individual in any calendar year shall not exceed 100,000 shares, subject to adjustment in accordance with Section 7 hereof. Options under the Plan shall be non-qualified stock options that are not subject to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted hereunder shall be evidenced by agreements or notices in such form as the Committee shall approve, which agreements or notices shall comply with and be subject to the terms and conditions of this Plan.

5.            Grant and Exercise of Options.

               (a)            Effective as of January 22, 2001, a one-time award of Options will be granted to each employee selected by the Committee in accordance with Section 4 above. Each eligible employee's Option shall be for such number of shares of Common Stock as the Committee shall determine based upon such factors as the Committee deems appropriate.

               (b)            The purchase price of each share of Common Stock upon exercise of any Option granted hereunder shall not be less than 100% of the Fair Market Value (as hereinafter defined) of the Common Stock on the date the Option is granted. "Fair Market Value" as of any day shall, for all purposes in this Plan, be determined by the average of the high and low sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on the 10 consecutive trading days ending on such day or, if no sale of Common Stock has been recorded on such day, on the next preceding day on which a sale was so made.

               (c)           Each Option granted under this Plan shall be exercisable in whole or in part from time to time beginning from the date the Option is granted, subject to the provision that an Option may not be exercised by the optionee, except as provided in Section 6 hereof, (i) more than 90 days after the termination of the optionee's employment by the Company or a subsidiary or more than 10 years from the date the Option is granted, whichever period is shorter, or (ii) prior to the expiration of one year from the date the Option is granted; and provided further that, unless otherwise determined by the Committee, the Option may not be exercised in excess of 50% of the total shares subject to such Option during the second year after the date of grant, 75% during the third year, and 100% thereafter.

                (d)           The purchase price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or in whole or in part by tendering (either actually or by attestation) shares of Common Stock. The value of each share of Common Stock delivered in payment of all or part of the purchase price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Committee, in accordance with a cashless exercise program under which, if so instructed by an optionee, shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of an irrevocable written notice of exercise from the optionee.

                (e)           The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

                (f)          Each Option granted under this Plan shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee; provided, however, that an Option may be transferred, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for the benefit of such family members.

                (g)          The Company shall have the right to require an optionee to pay to the Company the cash amount of any taxes which the Company is required to withhold upon the exercise of an Option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in its discretion, accept shares of Common Stock received in connection with the exercise of the Option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or up to the entire tax liability arising from the exercise of such Option.

                (h)          The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the date of grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the option agreement.

6.           Exercise of Options upon Termination of Employment.

               (a)           If an optionee shall retire or shall cease to be employed by the Company or by a subsidiary by reason of permanent disability or retirement at or after age 65, all Options theretofore granted to such optionee, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 5(e) hereof, at any time within 90 days after such termination by reason of permanent disability or retirement, but not after the expiration of the term of the Option.

               (b)            If an optionee shall die while employed by the Company or by a subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in Section 6(a) hereof, all Options theretofore granted to such optionee, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 5(f) 5(e) hereof, by the estate of such optionee (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such optionee but not after the expiration of the term of the Option.

               (c)            If an optionee's employment is terminated for any reason other than death, disability or retirement , such optionee may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 5(d) 5(c) hereof. In no event may any Option be exercised after the expiration of the term of the Option.

7.           Adjustments to Reflect Capital Changes.

In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be increased and the price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be decreased and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Committee may make such adjustment in the shares available for Option grants, the maximum number of shares for which Options may be granted to any single individual in any calendar year and the shares subject to outstanding Options and the price thereof as the Committee, in its sole discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Committee may, in its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Options.

8.           Term, Amendment and Termination.

               (a)            This Plan is effective on January 22, 2001.

               (b)            This Plan may be abandoned or terminated at any time by the Board except with respect to any Options then outstanding, and any Option granted under this Plan may be terminated at any time with the consent of the optionee. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the optionee, materially impair any Option theretofore granted under this Plan. Notwithstanding the foregoing, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

9.          General Provisions.

               (a)            Each Option granted under this Plan shall be evidenced by a written agreement or notice containing such terms and conditions as the Committee may require and in such form as the Committee may approve.

               (b)            In the event of any conflict between the terms of this Plan and any provision of any Option agreement, the terms of this Plan shall be controlling.

               (c)            No employee or other person shall have any claim or right to be granted an Option under this Plan, and neither this Plan nor any action taken hereunder shall be construed as giving any optionee, employee or other person any right to be retained in the employ of the Company or any of its subsidiaries.

               (d)            Income realized as a result of an exercise of an Option granted under this Plan shall not be included in the optionee's earnings for the purpose of any benefit plan in which the optionee may be enrolled or for which the optionee may become eligible unless otherwise specifically provided for in such plan.

               (e)            The obligation of the Company to sell and deliver shares of Common Stock upon exercise of Options granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

               (f)            Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

               (g)           All determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof.